Sub-Item 77Q1(d): Copies of Material Amendments to the Trusts Declaration of Trust Relating to Sub-Item 77I

The terms of the Shares of the Managed Futures Strategy Fund are described in Post-Effective Amendment No. 312 to the Registrants Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on
February 27, 2012 (Accession No. 0000950123-12-003404). Amendment No. 63 to the Trusts Agreement and Declaration
 of Trust, dated August 18, 2011, which established the Shares for the Fund, is incorporated herein by reference to Exhibit (a)(64) to Post-Effective Amendment No. 290 to the Registrants Registration Statement on Form N-1A filed with the Securities and Exchange Commission on December 12, 2011 (Accession No. 0000950123-11-102748).